                                                            Exhibit 99.1

                                                            For Information
                                                            ---------------
                                                            Mark A. Hellerstein
                                                            Robert T. Hanley
                                                            303-861-8140

            ST. MARY BOARD DECLARES REGULAR SEMI-ANNUAL CASH DIVIDEND

04/25/2003

DENVER -- St. Mary Land & Exploration Company (NYSE: SM) today announced that its Board of Directors has declared a regular semi-annual cash dividend of
5 cents per share of common stock. The dividend will be paid May 19, 2003 to stockholders of record as of the close of business May 9, 2003. St. Mary currently has approximately 31.5 million shares of common stock outstanding.

St. Mary has paid cash dividends to stockholders every year since 1940. Company management currently plans to continue making semi-annual dividend payments at the rate of 5 cents per share for the foreseeable future, subject to future earnings, capital requirements, financial condition and other factors.

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                                    PR 03-07